Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 and related prospectus of our report dated February 28, 2025, with respect to the consolidated financial statements of ClearDoc, Inc and Subsidiary (Company) as of December 31, 2023 and 2022 and for the two years then ended, and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ CBIZ CPAs P.C.

Kansas City, Missouri

December 9, 2025